Exhibit 10.1

PHARMACEUTICAL MANUFACTURER SERVICES AGREEMENT

THIS PHARMACEUTICAL MANUFACTURER SERVICES AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2103 (the “Effective Date”), by and between CORCEPT THERAPEUTICS INCORPORATED, a Delaware corporation (“Client”), and CENTRIC HEALTH RESOURCES, INC., a Delaware corporation (“CHR”). Client and CHR may each be referred to herein as a “party” or collectively as the “parties”.

RECITALS

A. Client is in the business of manufacturing certain prescription drugs.

B. CHR, either directly or through subcontractors, is in the business of furnishing clinical and administrative pharmacy services (including, but not limited to, prescription filling, delivery of prescription drug and ancillary products, pharmacy benefits management services and related draw and monitoring services and reimbursement services).

C. Client desires to have CHR furnish certain clinical and administrative pharmacy services for the prescription drugs described in this Agreement, and CHR desires to perform such services for the prescription drugs upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals, mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I - DEFINITIONS

When appearing with an initial capital letter in this Agreement, the following underlined and quoted terms have the meanings set forth below in this Article I.

1.1 “Adverse Event” means any adverse change in health or side-effect associated with the use of any drug in a human, whether or not considered drug-related.

1.2 “Affiliate” means any person or entity that either directly or indirectly, through one or more intermediaries, owns, is owned by, or is under common ownership with a party to this Agreement, where “own,” “owned” or “ownership” refers to (i) direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity; or (ii) the actual ability of an entity, person or group to control and direct the management of the person or entity, whether by contract or otherwise.

1.3 “Business Day” means any day other than a day which is a Saturday, Sunday or federal bank or federal government holiday in the United States of America.

1.4 “Client Inventory” means the Client-owned Products delivered to, and accepted by, CHR into Client-owned inventory for provision to Patients pursuant to this Agreement.

1.5 “FDA” means United States Food and Drug Administration.

1.6 “Force Majeure” means acts of God or the public enemy, earthquakes, fire, flood, epidemic, civil insurrection or war, acts of terrorism, inability to procure raw materials, power or supplies, labor shortages or strife, and other conditions (other than financial difficulties) beyond the control of the involved party which delay or prevent the rendition of such party’s performance hereunder.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.7 “Patient” means a patient designated by CHR as participating in the Program.

1.8 “Payer” means the Patient’s third party payer responsible for reimbursement of covered charges for the Product.

1.9 “Product” means Client’s Korlym product and any successor, replacement or alternative products to Korlym or any therapeutic equivalent or derivatives thereof.

1.10 “Program” means the exclusive distribution and patient services program designed and developed by CHR pursuant to this Agreement for furnishing Product in the United States to individuals who register and are accepted for participation by CHR.

1.11 “Purchaser” means an authorized purchaser of the Product (e.g., a hospital, physician, pharmacy, clinic, etc.).

1.12 “Services” means the services provided by CHR under this Agreement, including Exhibit A.

1.13 “Term” means the Initial Term and all Renewal Terms, if any, as defined in Section 5.1.

ARTICLE II - SERVICES

2.1 Program Design and Development. During the Term of this Agreement, Client hereby engages CHR as, and CHR agrees to be, the exclusive designer and developer of the “Program” and, the exclusive dispensing pharmacy of Product and Product logistics and distribution services arising from the Program. The specific Services to be performed by CHR in connection with the design and development of the Program are set forth on Exhibit A attached hereto. Notwithstanding anything contained herein to the contrary, if the Product is no longer authorized for sale in the United States by the FDA for any reason, Client shall promptly notify CHR and CHR’s obligation to provide Services shall cease until Product authorization has been reinstated. CHR shall not be considered in default of this Agreement during such period of time that Product is not authorized for sale in the United States by the FDA.

2.2 Operational Blueprint.

2.2.1 Promptly after signing this Agreement, the parties shall endeavor to jointly develop an implementation plan (the “Operational Blueprint”) addressing, among other things, (a) the schedule for the design, development and launch of the Program, (b) the schedule of implementation meetings, (c) the schedule of stages, tasks and key decisions required of each party, and (d) such other items identified by the parties, including, without limitation, a projected date for the launch of the Program. The parties shall use commercially reasonable efforts to reach agreement upon the Operational Blueprint within [***] days after signing this Agreement. After the Operational Blueprint has been agreed upon, the parties shall begin undertaking the implementation of the Program. Except as otherwise expressly provided herein, the parties shall each bear its own costs in connection with the implementation.

2.2.2 Each party shall designate a principal contact person who shall act as a liaison between the parties and who shall have sufficient authority to grant or communicate the granting of all necessary decisions and approvals, and provide all information necessary in connection with the Operational Blueprint. Unless and until otherwise designated in writing by CHR or Client, as the case may be, the principal contact person for CHR is Michelle Hefley, and the principal contact person for Client is David Penake.

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2.3 Program Launch. Client and CHR agree to launch the Program as contemplated by the Program. The specific Services to be performed by CHR in connection with the launch of the Program are set forth on Exhibit A attached hereto. The parties shall mutually agree, in writing, upon the actual launch date for the Program (“Launch Date”), which will be no more than [***] days following the completion of implementation.

2.4 Exclusive Provider of Services.

2.4.1 On and after the Launch Date, CHR shall serve as the exclusive provider of the Services during the Term for the Product [***], and Client shall exclusively deal with and utilize CHR for the provision of all services in the nature of Services as described in this Agreement related to the Program or Product, Program implementation and administration, and distribution of Product in the United States. During the Term, Client shall not deal with or utilize any person or entity, other than CHR, to provide or perform any of the types of services related to the Program or Product similar to the Services described herein. Without limiting the foregoing, CHR shall serve as the exclusive administrator of the Program during the Term, and CHR shall serve as the exclusive distributor of the Product in the United States during the Term. Except as expressly permitted in Sections 2.4.2 and 2.4.3, during the Term of this Agreement, Client shall not distribute the Product to any person or entity, other than through CHR, without the prior written approval of CHR. Client shall designate CHR as, and CHR shall be deemed to be, the “authorized distributor of record” for the Products under the Prescription Drug Marketing Act of 1987, as amended and regulations promulgated thereunder. The specific Services to be performed by CHR in connection with the distribution of the Product are set forth on Exhibit A attached hereto, and in Article III of this Agreement.

2.4.2 [***]

2.4.3 [***]

2.5 Changes in Services. In the event either party wishes to make changes to the Services from those previously agreed, which may involve: (i) a material change in the scope of Services; or (ii) other changes which may affect the fees and/or schedule for performance of Services, such party will notify the other party of such desire and provide the other party with a written proposal of the changes and reasons therefor. During the sixty (60) day period following the giving of such notice, the parties shall endeavor in good faith to seek to reach agreement, in writing, on the changes, if any, to be made to this Agreement and the compensation to be paid to CHR as a result of such changes.

2.6 Additional Services. From time to time Client may request implementation of “new” or “additional” services (“Additional Services”) that are not included in the Services contemplated by this Agreement. In the event Client requests CHR to provide such Additional Services, CHR will prepare a written estimate of the staff time, materials and other costs for such Additional Services for review by Client. If Client desires CHR to proceed with such Additional Services, the parties will enter into a written agreement setting forth the Additional Services to be provided and the compensation to be paid by Client to CHR for such Additional Services.

2.7 Provider and Supplier Agreements. Client and CHR shall each obtain and maintain all provider or supplier agreements and numbers necessary for the submission by CHR of claims to Payers. Client and CHR shall each make available to the other, upon reasonable request, documentation of all of its applicable federal, state and professional licenses, certificates, and provider or supplier agreement numbers.

2.8 Standard Operating Procedures. During the Term, CHR shall establish and maintain standard operating procedures (“SOPs”) for the performance of the Services and the operation of the Program. CHR shall operate the Program in accordance with the SOPs. CHR shall use commercially reasonable efforts to modify its SOPs in order to satisfy the reasonable policies and procedures of Client (the “Client Policies”) that are furnished, in writing, to CHR at least sixty (60) days prior to their proposed effective date (or the effective date of any change in an existing Client Policy) to the extent such SOP modification is not objected to by CHR. Any SOP or related

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documents generated to satisfy Client Policies will be reviewed and approved by an authorized representative of the Client. In the event of any conflict or inconsistency between a provision of this Agreement and provision of a Client Policy, the provision of this Agreement will govern and control.

2.9 Safety and Security Standards. CHR shall comply with all applicable safety and security procedures and standards mutually agreed to, in writing, by the parties from time to time and/or required by applicable laws. CHR will maintain current safety and security procedures and standards.

2.10 Quality Control. CHR shall comply with all applicable quality control procedures and standards mutually agreed to, in writing, by the parties from time to time.

2.11 Information Database. CHR shall maintain a secure database of all Patient information. Unless otherwise agreed to in writing by the parties, prior to disclosing any Patient information to Client, CHR shall first de-identify such information in accordance with applicable standards set forth in privacy rules promulgated pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder (“HIPAA”). CHR shall make available to Client, upon the request of Client, aggregated de-identified patient information related to Patients.

2.12 Marketing. During the Term, Client shall be responsible, at its expense, for the marketing and promotion of the Program. In all marketing and promotional materials, Client shall disclose the extent to which Services are provided by CHR. Client shall provide CHR with the opportunity to review and approve in advance all materials and communications that reference CHR or describe the Services or the Program.

2.13 Certain Client Obligations. During the Term, Client shall:

2.13.1 Properly mark, label and package all Products in accordance with all applicable laws and include a manifest showing sizes or specific stock keeping units.

2.13.2 Comply with all applicable laws to which Client is subject including, without limitation, those with respect to the manufacture of Products, their safety, labeling, packaging, advertising, marketing and sale, pricing under government programs and, to the extent applicable, advance verification of distributees’ licensure or authorization to receive and/or prescribe Products (or samples thereof).

2.13.3 Provide CHR on a timely basis with true and correct information necessary for CHR to perform its duties hereunder, including, without limitation, information regarding the Products, all contracts and pricing agreements, promotional policies and other information as may be needed by CHR in connection with its duties hereunder, and validate in advance of shipment the distributees designated by CHR to receive shipment of such Products as may be required for CHR to comply with any obligations under applicable laws (including, without limitation, the Prescription Drug Marketing Act and regulations promulgated thereunder). CHR shall be entitled to rely upon all such information provided without independent verification, shall have no liability with respect to, and shall be indemnified and held harmless by Client from and against the inaccuracy or inadequacy of, such information.

2.13.4 Promptly notify CHR if Client becomes the subject of any pending, or becomes aware of any threatened, investigation by a governmental or regulatory authority (“Regulatory Authority”) involving any Product with respect to which CHR performs or has performed Services pursuant to this Agreement. Client shall reimburse CHR for the time charges, at the hourly rate set forth in Item 7 on Exhibit B for all CHR personnel who shall (a) be required by such Regulatory Agency or by Laws, (b) be requested by Client to produce information or documentation or give testimony or other services in connection with such investigation, or (c) be required in response to a subpoena or other compulsory legal process in which CHR is not a named party.

2.13.5 Provide CHR, promptly upon request, with true, complete and correct information necessary for CHR to perform its Services hereunder, including, without limitation, the following: documents reflecting regulatory approval of the Product or other basis for marketing or trials; current Product labeling (including professional package insert, patient package insert or medication guide, if applicable); graphic(s) of packaging components; articles, abstract reprints, literature, patient brochures, disease or other educational materials, source documentation, as available; and other information as may be needed by CHR in connection with the performance of its Services hereunder. CHR shall be entitled to rely upon all such information and documents provided without independent verification, shall have no liability with respect to, and shall be indemnified and held harmless by Client from and against, the inaccuracy or inadequacy of, such information.

2.14 [***]

ARTICLE III - PRODUCT AND DISTRIBUTION

3.1 Product Inventory. Client shall furnish Product to CHR for dispensing to Patients. CHR shall not take title to any Product. Title to Client Inventory shall pass directly from Client to the Purchaser at the time the Products are received by such Purchaser.

3.2 Inventory Monitoring. CHR shall utilize a system that will record receipt, inventory levels, and shipments on a Product-by-Product basis. CHR shall provide to Client standard month-end reports reflecting such activity for the month and the month-end inventory balance. Upon Client’s reasonable request, CHR will make daily inventory status information available to Client. Upon the termination or expiration of this Agreement, CHR shall return to Client all Client Inventory in the possession of CHR, in accordance with proper handling instructions. Such return will be at the expense of Client. Client can conduct physical inventory counts for auditing purposes.

3.3 Ownership of Products. All Products received by CHR from Client hereunder will be and remain at all times under and subject to the ownership of Client until such Products are sold to Purchasers.

3.4 Timely Shipment of Products. Client shall use commercially reasonable efforts to ensure that CHR has adequate inventory of Products to respond to Patient and Purchaser demands. CHR shall use commercially reasonable efforts to ensure that such inventory is dispatched to Patients and Purchasers in accordance with applicable SOPs.

3.5 Government Inspections. If a Regulatory Authority conducts an inspection at CHR’s facility, seizes any Product and/or any of CHR’s materials related to the Products, requests a recall of any Product, or notifies CHR of any violation or potential violation of any applicable law affecting the Products, CHR shall promptly notify Client. CHR, at Client’s expense (based upon the hourly rate set forth in Item 7 on Exhibit B) shall take such actions to respond to such inspection, seizure or recall as may be reasonably instructed by Client and are in compliance with applicable law. In the event that any Regulatory Authority makes any request with respect to, but does not seize, the Product in connection with any such inspection, CHR, as the case may be (a) shall promptly notify Client of such request, (b) if possible, shall endeavor to satisfy such request only after receiving Client’s approval, which approval shall not be unreasonably withheld, delayed or conditioned, (c) shall follow any reasonable procedures required by Client in responding to such request, and (d) shall promptly send any samples of the Product requested by the Regulatory Authority to Client.

3.6 Recall. In the event (i) any Regulatory Authority issues a request, directive or order that the Products be recalled, (ii) a court of competent jurisdiction orders such a recall, or (iii) Client reasonably determines that the Products should be recalled for any reason, Client shall promptly notify CHR and the parties shall take all appropriate corrective actions. Client shall be responsible for all the expense of recalling the Products (e.g., refunding the cost of the recalled Product, shipping charges, man-hours (based upon the hourly rate set forth in Item 7 on Exhibit B) spent arranging and coordinating recall) unless such recall is primarily due to the reckless or intentional misconduct of CHR or the breach of its express obligations contained herein. Client will be responsible for all returns and all aspects of any recall except as provided herein. Any recalled product will be returned to a facility identified by the Client, at Client’s expense. All Products affected by a recall and still in the possession of CHR will be placed in quarantine once CHR is notified of the recall until Client advises CHR of disposition thereof.

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3.7 Patient Complaints. CHR shall notify Client or its designee of credible information received by any CHR manager regarding the safety or efficacy of the Product within 48 hours (except with respect to Adverse Events, which are governed by Section 3.8 below). CHR shall provide assistance reasonably requested by Client in investigating customer complaints regarding the Product that, in Client’s reasonable opinion, are related to or arise from CHR’s distribution of the Product or other performance of the Services. Client shall determine and notify CHR of the appropriate response to Patients’ complaints, and CHR shall be responsible for providing such response to all Patients and the record keeping relating thereto.

3.8 Adverse Events. CHR shall immediately, or as soon as commercially reasonable, notify Client of any credible information received by a CHR manager or other employee charged with the role of receiving such Adverse Event reports regarding a possible Adverse Event relating to any Product if such information implicates the manufacture or distribution of the Product. The parties shall investigate all reports of an Adverse Event in order to assure the safety and efficacy of the Products. The parties shall act promptly and shall cooperate fully in such investigations.

3.9 Patient Assistance Program.

3.9.1 Client may contract with, or has contracted with, or sponsors a foundation or organization (“Organization”) that offers eligibility services for free Product to individuals who have no insurance coverage or financial means to cover all or part of the full cost of the Product (the “Patient Assistance Program”). [***]

3.9.2 Client may contract with, or has contracted with, such Organization or another foundation or organization (“Co-pay Organization”) for the design and implementation of an insurance co-pay assistance program (the “Co-pay Assistance Program”). [***]

ARTICLE IV - COMPENSATION

4.1 Monthly Invoicing. Unless otherwise agreed in writing, by the parties, during the Term and except as otherwise provided on Exhibit B, CHR shall invoice Client on a monthly basis for the Services provided during the previous month, according to the pricing set forth in Exhibit B attached hereto (the “Pricing Schedule”). CHR shall provide Client with itemized detail for the amounts on the invoice. CHR shall maintain adequate records to support the amounts invoiced and shall make such records available to Client upon its reasonable request.

4.2 Payment Terms. Payment is due [***] days from the date of each invoice. Payment will be deemed past due if not received by the due date, unless received after the due date with a timely postmark. If any amount owed by Client to CHR is not paid when due, a late payment charge of [***] of the amount past due will apply for each [***] day period or part thereof that the amount remains unpaid.

4.3 Taxes. Client shall bear all responsibility and liability for all sales, use, excise, services, consumption, and other taxes and duties associated with the provision of the Services under the Program and this Agreement (other than CHR’s income or franchise taxes based upon or measured by income), and the provision of the Product to Patients and Purchasers.

ARTICLE V - TERM AND TERMINATION

5.1 Term. The initial term of this Agreement begins on the Effective Date and continues until the 3rd anniversary of the Launch Date (the “Initial Term”), unless this Agreement is sooner terminated by either party as provided in this Agreement. After the expiration of the Initial Term or any “Renewal Term” (as hereafter defined), this Agreement shall be renewed for successive terms of three (3) years each upon the terms and conditions then in effect (each a “Renewal Term” and, collectively with the Initial Term, the “Term”), unless this Agreement is sooner terminated by either party as hereinafter provided or either party gives the other party written notice of non-renewal not less than one hundred eighty (180) days prior to the end of the then current Term.

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5.2 Termination for Cause.

5.2.1 Change in Law. This Agreement may be terminated by either party giving written notice of termination to the other party if there is any change in the law that makes operation of the Program as contemplated in this Agreement illegal or commercially impractical.

5.2.2 Material Breach. This Agreement may be terminated by the non-breaching party giving written notice of such termination to the other party if the other party breaches a material provision of this Agreement (which includes the obligation to comply with the SOPs) and such breach remains uncured for [***] days in the case of any failure by Client to pay an amount hereunder to CHR) following the breaching party’s receipt of written notice of such breach from the non-breaching party.

5.3 Other Termination. If the Product is no longer authorized for sale in the United States by the FDA, or if Client removes the Product from the market in the United States for [***] months, then CHR may elect to terminate this Agreement by giving advance written notice of such termination to Client.

5.4 Effect of Termination. Termination or expiration of this Agreement for any reason provided herein does not relieve either party from its obligation to perform up to the effective date of such termination or expiration or to perform such obligations as may survive termination or expiration of this Agreement. If payments attributable to Services performed before the termination or expiration remain unpaid upon the termination or expiration of the Agreement, Client shall make such payments promptly after the termination or expiration of this Agreement. All provisions of this Agreement, which, by their nature, are to be performed or complied with after the expiration or termination of this Agreement, including, without limitation, Section 3.3, Article IV, this Section 5.4, Section 5.5, Article VI, Article VII, and Article VIII, survive the expiration or termination of this Agreement.

5.5 Product Supply. If this Agreement is terminated by Client for any reason, other than pursuant to Section 5.2.2 due to a breach by CHR, then for the remaining period in the then current Term as if it had not been terminated, or during the transition period to a new supplier, with duration of the transition period to be determined and agreed to by the Parties, Client will continue to supply the Product to CHR for distribution only to those Patients who present with a prescription for Product to CHR and will not charge Purchasers a price for the Product that is higher than the lowest price Client accepts for the Product from any commercial person in the United States.

ARTICLE VI - CONFIDENTIALITY

6.1 Definition of Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean any and all trade secrets and other confidential information disclosed by a party (the “Disclosing Party”). “Confidential Information” shall include, without limitation, any information concerning the Disclosing Party’s business plan, processes and methods, product or process specifications and designs, inventions, technical know-how, business and marketing plans, financial information, customer data, research and development activities and other materials or information relating to its business or activities which are not generally known to the public, all confidential information of third-parties in the possession of the Disclosing Party; and all notes, analysis, compilations, studies, summaries and other material prepared by or for the Disclosing Party containing or based, in whole or in part, on any information included in the foregoing. The term “Confidential Information” shall not include any information that is (i) publicly known or becomes publicly known through no breach of this Agreement by the party receiving or accessing the Confidential Information (the “Receiving Party”) or on the Receiving Party’s behalf, (ii) rightfully received from a third party without an obligation of confidentiality to the Disclosing Party with respect to the information received, or (iii) approved by the Disclosing Party for disclosure.

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6.2 Non-Disclosure. During the Term of this Agreement and for a period of [***], the Receiving Party shall keep the Disclosing Party’s Confidential Information confidential (whether such Confidential Information was disclosed to the Receiving Party before, on or after the Effective Date) and shall not disclose, or permit the disclosure of, any Confidential Information to any third party without the prior consent of the Disclosing Party. The Receiving Party shall not use, or permit the use of, any Confidential Information, without the prior consent of the Disclosing Party, for any purpose other than in connection with the proper performance of the Receiving Party’s obligations under this Agreement. The Receiving Party shall use its best efforts to prevent any inadvertent disclosure or unauthorized reproduction or use of the Confidential Information. The Receiving Party will immediately advise the Disclosing Party in writing if the Receiving Party becomes aware of any misappropriation or misuse by any person of the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, the Receiving Party may disclose the Confidential Information of the other party to the extent such Confidential Information is required to be disclosed pursuant to a requirement of a Regulatory Authority or law, provided that: (a) the Receiving Party has given the Disclosing Party prior written notice of such disclosure and takes all available steps to maintain the confidentiality of the information disclosed; and (b) to the extent legally permitted, the Disclosing Party has been afforded a reasonable opportunity to contest the necessity and scope of such disclosure. The Receiving Party acknowledges and agrees that the Disclosing Party considers the Confidential Information to be valuable, confidential and a trade secret.

6.3 HIPAA. In addition to the obligations set forth above in this Article VI, the parties also agree to comply with, abide by and be subject to the additional terms, conditions and provisions set forth on Exhibit C attached hereto, and fulfill all of the duties, responsibilities and obligations imposed on such party under the additional terms, conditions and provisions set forth in Exhibit C.

ARTICLE VII - INTELLECTUAL PROPERTY

7.1 Ownership. [***]

7.2 Pre-Existing Materials. Each party shall retain ownership to all pre-existing and independently developed intellectual property of such party.

7.3 Client Trademarks. During the Term, Client grants to CHR the non-exclusive, royalty-free right and license to use all Client trademarks relating and during the applicable time period specified in Section 5.5 to the Products (collectively, the “Client Trademarks”) in the United States of America solely for the purpose of performing the Services and distributing the Products to Patients and Purchasers in accordance with this Agreement. CHR shall afford Client reasonable opportunities during the Term hereof to inspect and monitor the activities of CHR with respect to CHR’s use of Client Trademarks. CHR shall acquire no right, title or interest in the Client Trademarks other than the limited license stated herein.

7.4 No Other License. Except as specifically set forth in this Article VII, nothing in this Agreement shall be deemed a license by either party to use the trademarks, trade names or service marks of the other party.

ARTICLE VIII – OTHER OBLIGATIONS; LIMITATIONS; INDEMNITY

8.1 Compliance with Law. Each of Client and CHR shall obtain and use commercially reasonable efforts to maintain all applicable material, professional and institutional licenses and certifications required by federal and state laws and professional boards having jurisdiction over the Services to be provided hereunder. In providing the Product and performing the Services, as applicable, each of Client and CHR will comply with all applicable federal, state and local laws, including without limitation, all applicable regulations and rules relating to HIPAA, as well as drug manufacturing, pharmacy, health care provider and insurance laws.

8.2 Publicity. Neither party shall directly or indirectly publish, approve or issue any press release or public statement relating to the relationship of the parties to this Agreement or any Products furnished or Services

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performed by CHR for Client (each, a “Press Release”), without the prior written consent of the other party’s authorized representative as to both content and timing of such Press Release, which approval may not be unreasonably withheld, delayed or conditioned by the non-publishing party.

8.3 Business Continuity. CHR shall implement a backup and disaster recovery plan to back up all transactions, records and data in the event of a system malfunction or in the event of a natural disaster. CHR shall provide a copy of that plan to Client upon request.

8.4 Force Majeure. Neither party shall be in default by reason of any failure of its performance under this Agreement if such failure results, whether directly or indirectly, from a Force Majeure. Notwithstanding the foregoing, a Force Majeure shall not relieve Client of its obligation to timely pay amounts due under this Agreement for services actually rendered.

8.5 Authority; No Violation; Binding Obligation. Each party represents and warrants to the other, as of the Effective Date, that (i) such party has the full right, power and authority to enter into this Agreement; (ii) the execution, delivery and performance by such party of this Agreement are within its powers and have been duly authorized by all necessary action; (iii) the execution of this Agreement by such party and the performance by such party of its obligations and duties hereunder do not and will not violate any agreement, applicable law, judgment, injunction, order or decree to which it is a party or by which it is otherwise bound; and (iv) when executed and delivered by it, this Agreement shall constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

8.6 Indemnification.

8.6.1 Client acknowledge that Centric has not had and will not have any role in the manufacture, branding, labeling, packaging, marketing or sale of any Product and that, as between the parties, Client shall have the sole liability for any product liability or similar claims (regardless of the legal theory upon which such claims may be brought) with respect to any Product. Client, at its own expense, shall defend, indemnify and hold CHR, and its shareholders, officers, directors, employees, agents, successors and permitted assigns (the “CHR Indemnitees”) harmless from and against all claims, losses, liabilities, costs, charges, expenses (including reasonable attorneys’ fees) or damages including those related to personal injury or death (collectively, “Claims” and individually, a “Claim”) by third parties that result from, or arise out of, (a) any Product, including, without limitation, its safety, defects manufacture, branding, labeling, packaging, marketing or sale and regardless of whether the Claim is asserted based upon strict liability or absolute liability, negligence, warranty, common law principles or other cause of action; (b) any actual or asserted violation of the Federal Food, Drug and Cosmetic Act or any other law by virtue of which any Product supplied or delivered by Client is alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with such law; or (c) any actual or asserted infringement or violation of any patent, trademark, trade name, copyright or other intellectual or proprietary rights of any third party with respect to any Product or information relating to any such Product.

8.6.2 Subject to the limitations in Section 8.10, Client shall defend, indemnify and hold the CHR Indemnitees harmless from and against all Claims that result from or are caused by (whether or not from a third party claim), (a) any reckless or intentional misconduct of Client or its employees, representatives or agents, (b) any breach of or default under the express terms of this Agreement by Client, or (c) any breach of any representation or warranty hereunder by Client.

8.6.3 Subject to the limitations in Sections 8.7 through and including 8.10 hereof, CHR, at its own expense, shall defend, indemnify and hold Client, and officers, shareholders, directors, employees, agents, successors and assigns harmless from and against all Claims (whether or not from a third party), that result from or are caused by (a) the reckless or intentional misconduct of CHR, (b) any breach of or default under the express terms of this Agreement by CHR, or (c) any breach of any representation or warranty hereunder by CHR.

8.7 Force Majeure; Shrinkage. Notwithstanding anything to the contrary contained herein, in no event shall CHR have liability (whether by indemnification or otherwise) for (a) any Claims attributable to events, circumstances or conditions which shall constitute a Force Majeure.

8.8 Product Loss Limited to Replacement Cost; Freight Claims.

(a) Notwithstanding anything to the contrary contained herein, Client’s exclusive remedy for any Claims related to Products arising from this Agreement or CHR’s services hereunder is recovery of the Replacement Cost of such Products lost or damaged. For purposes hereof, “Replacement Cost” means Client’s incremental manufacturing cost to replace Products lost or damaged.

(b) Client may select all freight carriers for the inbound and outbound transport of Products. If Client declines or fails to designate its preferred carriers, CHR may select the carrier. In either case, even if CHR is listed as the applicable shipper on any bill of lading or other instrument, Client acknowledges that: (i) CHR is not responsible for the Products except during the time such Products are in the custody of CHR at CHR’s facility; and (ii) Client’s sole recourse for freight loss, damage, injury or delay in the delivery of Products tendered for delivery to a carrier (collectively, “Freight Claims”) is an action by Client against the applicable carrier, subject to all terms, conditions, claims, procedures, and loss limitations applicable to such carrier under applicable laws, tariffs or agreements with such carrier. Client waives and releases CHR from all Freight Claims against CHR.

8.9 Limitation of Aggregate Damages. Notwithstanding anything to the contrary contained herein, CHR’s maximum liability to Client arising out of this Agreement or the performance of CHR’s services hereunder (including, without limitation, loss or damage to Products) shall not exceed: [***]

8.10 LIMITATION OF CERTAIN DAMAGES; NO OTHER WARRANTIES.

(A) IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE SHAREHOLDERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), WHETHER OR NOT CONTEMPLATED OR FORESEEABLE, WHETHER A CLAIM THEREFOR IS BROUGHT AT LAW OR IN EQUITY AND REGARDLESS OF WHETHER ANY CLAIM THEREFOR IS BASED UPON CONTRACT, TORT OR OTHER PRINCIPLES.

(B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CHR MAKES NO OTHER REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.11 Insurance by Client.

8.11.1 Insurance by Client. Client shall maintain during the Term, or as otherwise provided in Section 8.11.3 hereof, the following insurance coverage:

(a) Commercial general liability insurance, including products liability insurance on Client’s Products, which insurance shall be fully sufficient (in terms of coverage and policy limits) to cover property loss or damage and bodily injury or death arising from the Products. [***] The limits of such insurance shall not be less than [***]. Such insurance shall name CHR and its subsidiaries as additional insureds using [***]. This insurance shall apply as primary insurance with respect to any other insurance or self-insurance program.

(b) Fire and extended property insurance sufficient to cover [***].

Upon request, Client shall provide CHR with a Certificate of Insurance which shall indicate all insurance coverage required by this provision herein. Client will be responsible for providing CHR with no less than [***] days notice of any substantial change or cancellation of Client’s insurance.

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8.11.2 Insurance by CHR. CHR shall maintain during the Term or as otherwise provided in Section 8.11.3 hereof the following insurance coverage:

(a) Warehouseman’s legal liability insurance in the amount of at least [***].

(b) Worker’s Compensation insurance as required by law.

(c) Commercial general liability insurance and umbrella insurance having a combined limit of not less than [***].

(d) Professional liability and Errors and Omissions Liability insurance covering liability for loss or damage due to an act, error or negligence having a limit of [***].

Upon request, CHR shall provide Client with a Certificate of Insurance which shall indicate all insurance coverage required by this provision herein. CHR will be responsible for providing Client with no less than [***] days notice of any substantial change or cancellation of CHR’s insurance.

8.11.3 All insurance required hereunder shall be with insurance companies rated [***], and each party shall be responsible for their own deductibles or retentions [***].

8.12 Notice. All notices and other communications that may be or are required to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered; five days after mailing if mailed, first class postage prepaid; or one day after mailing if sent by independent overnight courier, and shall be addressed as follows:

If to CHR:	Centric Health Resources, Inc.
17877 Chesterfield Airport Rd.
Chesterfield, Missouri 63005
Attn: Michelle Hefley, President

If to Client:	Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, CA 94025
Attn: David Penake

Either party may change its address for purposes of notice pursuant to this Agreement by notifying the other party of such change of address in the manner set forth above, except that notices for changes of address are effective only upon receipt by the other Party.

8.13 Entire Agreement. This Agreement, together with the Exhibits attached hereto, contains the entire understanding between the parties and supersedes and cancels any and all prior agreements, written or oral, between them regarding the within subject matter (including any Letter of Intent). There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

8.14 Amendment. This Agreement may not be amended except in a writing signed by the authorized representatives of both of the parties hereto.

8.15 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall assign this Agreement or any rights or

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obligations hereunder without first obtaining the written consent of the other, except that a party may assign this Agreement to a subsidiary of, or to an affiliated entity under common control with, such party (provided that no such assignment shall relieve the assigning party of its obligations hereunder without the express written consent of the non-assigning party). Any attempt to otherwise assign or transfer any of the rights, duties or obligations of either party to this Agreement in the absence of such consent will be void. Notwithstanding the foregoing, an assignment by either party of this Agreement in consequence of a consolidation or merger with another person, the formation of a subsidiary or any other transaction whereby all or substantially all of the property or assets of such party become the property or assets of another entity shall not be considered to be an assignment for the purposes of this Section 8.15, provided the assignee agrees to assume, in writing, all of the obligations and responsibilities of the assignor hereunder and agrees to be bound by and subject to all of the provisions of this Agreement. The affected party shall provide reasonable notice to the other party of any such event referenced in the preceding sentence, and a copy of such assignment (which notice may be provided prior to or reasonably promptly after the occurrence of such event).

8.16 Government Audits. Until the expiration of four (4) years following the furnishing of Services under this Agreement and any related agreement between the parties, CHR shall maintain this Agreement and such related agreements and its books, documents and records of any kind that are necessary to certify the nature and extent of the costs incurred by CHR pursuant to this Agreement, and CHR shall make these items available to the Secretary of Health and Human Services, the Comptroller General of the United States, or the duly authorized representatives of either of them upon their written request. If CHR performs any of the duties assumed pursuant to this Agreement or any related agreement through subcontract with a third party (without regard to whether the party is an affiliate of CHR) and such subcontract shall have a value of at least ten thousand dollars ($10,000) over any twelve (12) month period, then such subcontract shall require subcontractors to comply with the requirements contained in this Section 8.16.

8.17 Severability. Each Article and Section hereof shall be considered severable, and if for any reason any Article or Section is determined to be invalid under current or future law, such invalidity shall not impair the operation of or otherwise affect the valid portions of this Agreement.

8.18 Waiver. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same or to enforce any future compliance with or performance of any of the provisions hereof. No waiver by any party of any condition or other breach of any provision, term or covenant in this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term or covenant of this Agreement.

8.19 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.20 Governing Law [***]. This Agreement and all rights and obligations hereunder shall be governed by the internal laws of the State of Missouri, without regard to principles of conflicts of laws. [***].

8.21 Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

8.22 Independent Contractors. It is expressly acknowledged by the parties hereto that CHR is an independent contractor and nothing in this Agreement is intended, nor shall be construed to create, an employer-employee relationship, a joint venture relationship, an agency relationship or landlord tenant relationship between the parties.

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8.23 Debarment. Each party represents and warrants to the other that it will not knowingly utilize the services of any person in connection with this Agreement if such person, or will immediately cease utilizing the services of such person after obtaining knowledge that such person, (i) has been excluded, debarred or otherwise is ineligible to participate in the Federal health care programs as defined in 42 U.S.C. 1320a-7b(f) (the “Federal health care programs”), or any form of state Medicaid program; or (ii) has been convicted of a criminal offense related to the provision of health care items or services but has not yet been excluded, debarred or otherwise declared ineligible to participate in the Federal health care programs or state Medicaid programs.

8.24 Interpretation. The parties each acknowledge, represent and agree that they have negotiated this Agreement over a period of time, that they have read this Agreement and the attached Exhibits, that they fully understand the terms thereof, that they have consulted with and have been fully advised by independent legal counsel, accountants and other advisors with respect thereto, and that therefore, for purposes of interpreting this Agreement, neither party shall be considered the author or drafter, and the Agreement shall not be construed against either party on that basis.

8.25 Attorneys’ Fees. The prevailing party in any litigation, arbitration or other proceeding relating to the enforcement of this Agreement shall be entitled to recovery from the other party of the prevailing party’s costs and expenses (including reasonable attorneys’ fees) and court costs.

8.26 [***]

[Signatures on next page following]

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IN WITNESS WHEREOF, CHR and Client have caused this Agreement to be executed by their officers who have authority to bind their respective companies.

CENTRIC HEALTH RESOURCES, INC.		CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Michelle Hefley	By:	/s/ Joseph K. Belanoff, M.D.
	Michelle Hefley, President	Title:	Chief Executive Officer

Attachments:

Exhibit A -	Detailed Description of Services
Exhibit B -	Pricing Schedule
Exhibit C -	HIPAA

EXHIBIT A

DESCRIPTION OF SERVICES

I.	Program Overview. The Program, applying CHR’s Patient Centered Health Management® approach, will be the primary resource and support center for the Product in the United States. The Program will support patients, physicians, payer, wholesalers, specialty pharmacies, and other customers who seek information and the Product. All incoming calls to the Program will be answered by live person and be provided complete resource services to meet the customer needs. All customers will be welcomed to the Program as a Client service.

II.	Program Design Development and Launch. Utilizing the Operational Blueprint, CHR will prepare detailed work plans, identify key vendor relationships, develop patient services programs, develop training programs, complete the Program-specific SOPs, design reports, hire and train staff for the Program, and conduct test runs of the services prior to launch. Design and development does not include Product-related marketing and sales.

III.	Direct Model Services.

(a)	Based on the features and parameters selected during the design and development of the Program, services including inventory control, order fulfillment, product distribution, Patient services, Patient reimbursement support, Payer contract management, accounts receivable management, account management and reporting are supported by CHR under the direct model. The parties acknowledge that they expect and anticipate that, at a minimum, the Program will include the features and services described below performed in accordance with CHR’s SOPs.

(1)	Pharmacy Operations.

•	[***]

(2)	CHR Intake, Access and Reimbursement.

•	[***]

(3)	Patient Support Services.

•	[***]

(4)	Claims Management and Accounts Receivable Assumptions.

•	[***]

(5)	Data and Reporting.

•	[***]

(b)	CHR will not file governmental pricing and rebate reports. CHR will supply the information to Client allowing the reports to be filed properly.

IV. Health Management Program (HMP). [***]

V. Patient Assistance Program (PAP). [***]

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EXHIBIT B

PRICING SCHEDULE

DESCRIPTION	FEE		TIMING
(1) Design and Development Implementation Services	[***	]	[***	]
(2) [***]	[***	]	[***	]
(4) Reporting	[***	]	[***	]
(5) Supplies	[***	]	[***	]
(6) Shipping Fees	[***	]	[***	]
(7) [***]	[***	]	[***	]
(8) [***]	[***	]	[***	]
(9) [***]	[***	]	[***	]

[***]

Payment Terms

Client shall pay to CHR (i) [***] upon the execution of this Agreement by Client, and (i) [***].

B-1

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EXHIBIT C

HIPAA

1. BACKGROUND AND PURPOSE. The parties have entered into this Agreement which requires CHR to create, receive, maintain, use, disclose or transmit Protected Health Information (“PHI”) or Electronic Protected Health Information (“EPHI”) that is subject to HIPAA and the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated thereunder (“HITECH”) (collectively, provisions of either HIPAA or HITECH will be referred to as the “HIPAA Provisions”). This Exhibit governs CHR’s creation, receipt, maintenance, disclosure and transmission of such PHI or EPHI as a Business Associate (as defined in the HIPAA Provisions) of Client under this Agreement.

2. DEFINITIONS. Unless otherwise defined in this Exhibit, all terms used in this Exhibit have the meanings ascribed in the HIPAA Provisions to the extent defined therein.

3. OBLIGATIONS OF THE PARTIES WITH RESPECT TO PHI.

3.1 Obligations of CHR. With regard to its use and/or disclosure of PHI, CHR agrees to:

(a) not use or further disclose the PHI other than as permitted or required by this Exhibit or this Agreement or as required by law;

(b) use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Exhibit. Without limiting the generality of the foregoing sentence CHR will

(1) implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of EPHI as required by the HIPAA Provisions;

(2) ensure that any agent, including a subcontractor to whom CHR provides EPHI agrees, in writing, to implement the same safeguards to protect EPHI as provided in Section 3.1(b)(1); and

(3) report to Client any Security Incident (as defined by the HIPAA Provisions) of which Business Associate becomes aware;

(c) report to Client any use or disclosure of PHI not provided for by this Exhibit of which CHR becomes aware; provided, that in the event of discovery of a Breach of Unsecured PHI (as both terms are defined in 45 C.F.R. 164.402), CHR will promptly notify Client of such Breach without unreasonable delay and in no case later than 60 calendar days after discovery of the Breach by providing, to the extent possible, the names of individuals whose information has been breached and any additional information as is necessary for Client to fulfill all of its notice obligations if the Breach triggers notice requirements established at 45 C.F.R. 164.404, 164.406, and 164.408.;

(d) require any agent, including any subcontractor, that receives, uses, or has access to PHI under this Agreement to agree in writing to the same restrictions and conditions on the use and/or disclosure of PHI that apply to CHR pursuant to Section 3.1 of this Exhibit;

(e) respond to Individual(s) request(s) for access to PHI about them in accordance with the HIPAA Provisions, to the extent that such PHI is in the possession or control of CHR and is maintained in a Designated Record Set (as such term is defined by CHR in accordance with the HIPAA Provisions);

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(f) make amendments to PHI when requested by Individuals in accordance with the HIPAA Provisions, to the extent that such PHI is in the possession or control of CHR and is maintained in a Designated Record Set;

(g) document any and all disclosures of PHI by CHR as well as any other information related to such disclosures of PHI that would be required for Client to respond to a request for an accounting of disclosures made to Client or CHR in accordance with the HIPAA Provisions;

(h) respond to requests submitted to Client or CHR for an accounting of disclosures documented in accordance with Section 3.1(g) in accordance with the HIPAA Provisions;

(i) make available upon request by the Secretary of HHS any and all internal practices, books and records of CHR relating to the use and disclosure of PHI, for purposes of determining Client’s compliance with the HIPAA Provisions; provided, that before responding to any such request by the Secretary, CHR shall provide Client prompt and sufficient prior notice of any such request to enable Client to seek and, when possible, obtain a protective order or otherwise take such appropriate protective legal action as Client may deem necessary in its sole discretion;

(j) return to Client or its designee or destroy, within ninety (90) calendar days of the termination of this Agreement, any and all PHI in the possession or control of CHR or its agents, including subcontractors, and retain no copies. If such return or destruction of PHI is determined by CHR to be infeasible, CHR agrees to (a) provide written notification to Client of the conditions that make such return or destruction infeasible and (b) for so long as CHR or its agents, including subcontractors, maintain such PHI, (i) extend all protections contained in this Exhibit to the use and/or disclosure of any retained PHI by CHR or its agents, including subcontractors and (ii) limit any further uses and/or disclosures of such PHI by CHR or its agents, including subcontractors, to the purposes that make the PHI’s return or destruction infeasible;

(k) comply with all HIPAA Provisions applicable to CHR under the HIPAA Provisions.

3.2 Permitted Uses and Disclosures of PHI by CHR; Title to PHI. Except as otherwise specified in this Exhibit, CHR may make any and all uses and disclosures of PHI necessary to perform its obligations under this Agreement. Unless otherwise limited by this Exhibit, CHR may (a) use the PHI in its possession for its proper management and administration or to carry out the legal responsibilities of CHR; (b) disclose the PHI in its possession to a third party for the purpose of CHR’s proper management and administration or to carry out the legal responsibilities of CHR, provided that the disclosures are required by law or that CHR has obtained reasonable assurances from the third party to which PHI is to be disclosed regarding the confidential handling of such PHI as required under the HIPAA Provisions and the third party has agreed to notify CHR of any instances of which it becomes aware in which the confidentiality of the information has been breached; (c) provide Data Aggregation services relating to the Health Care Operations of Client as permitted by the HIPAA Provisions and (d) subject to prior written approval by the parties, de-identify any and all PHI obtained by CHR under this Exhibit at any location, and use such de-identified data, all in accordance with the de-identification requirements of the HIPAA Provisions.

3.3 Obligations of Client. Client agrees to timely notify CHR of any arrangements between Client and any Individual who is the subject of PHI that may impact in any manner the use and/or disclosure of that PHI by CHR under this Exhibit.

3.4 Effect of Changes to the HIPAA Provisions. To the extent that any relevant provision of the HIPAA Provisions is amended in a manner that materially changes the obligations of Business Associates or Covered Entities that are embodied in the terms of this Exhibit, the parties agree to negotiate in good faith appropriate written amendment(s) to this Exhibit in order to give effect to these revised obligations.

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4. TERMINATION. Upon either party’s knowledge of a breach of a material term of this Exhibit by the other party, the non-breaching party shall provide the breaching party written notice of that breach in sufficient detail to enable the breaching party to understand the specific nature of that breach and afford the breaching party an opportunity to cure the breach. If the breaching party fails to cure the breach within a reasonable period of time [***], the non-breaching party may terminate this Agreement pursuant to Section 5.2.2 of this Agreement.

5. MISCELLANEOUS.

5.1 Interpretation. The terms of this Exhibit shall prevail in the case of any conflict with the other terms of this Agreement. In the event of an ambiguity or any inconsistency between this Exhibit and the HIPAA Provisions, as amended or interpreted by a court or regulatory agency with binding legal authority over one or more of the parties, the HIPAA Provisions, as amended or interpreted shall control. Where the provisions of this Exhibit are different than or in addition to those mandated by the HIPAA Provisions, but are nonetheless permitted or not precluded by the HIPAA Provisions, the provisions of this Exhibit shall control. Notwithstanding anything in this Exhibit to the contrary, any “contrary” and “more stringent” provisions of other health information privacy and security laws, rules or regulations (as determined in accordance with HIPAA preemption rules set forth at 45 C.F.R. 160.201, et seq.) shall prevail in the event of a conflict between such provisions and those of this Exhibit and/or the HIPAA Provisions.

5.2 No Third Party Beneficiaries. Except as set forth in Sections 3.1(i), nothing in this Exhibit shall confer upon any person other than the parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

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